Exhibit 99.3
EXECUTION VERSION
STOCKHOLDERS’ AGREEMENT
THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of July 19, 2011 by and among Fiducia Real Estate Solutions, Inc., a Delaware corporation (the “Company”), the holders of common stock of the Company, $0.001 par value per share (the “Common Stock”), listed on Exhibit A attached hereto, as may be amended from time to time (the “Common Holders”), and the holders of Series A Convertible Preferred Stock of the Company, $0.001 par value per share (the “Series A Preferred Stock”), listed on Exhibit B attached hereto, as may be amended from time to time (the “Series A Holders” and, collectively with the Common Holders, the “Stockholders”).
W I T N E S S E T H:
WHEREAS, on or about the date hereof, the Company wishes to issue shares of Common Stock and Series A Preferred Stock to certain investors;
WHEREAS, as a condition to the issuance of such shares, the Company and the Stockholders wish to enter into this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Stockholders hereby agree as follows:
1. Certain Definitions.
(a) “Affiliate” For purposes of this Agreement, the term “Affiliate” shall mean with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. As used herein, the term “control” of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(b) “Delivery” For purposes of this Agreement, the term “Delivery” shall have the meaning set forth in Section 12 below.
(c) “Equity Securities” For purposes of this Agreement, the term “Equity Securities” shall mean any securities now or hereafter owned or held by a Stockholder (or a transferee in accordance with Section 2.3 herein) having voting rights in the election of the Board of Directors of the Company, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing.

(d) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.
(e) “Initiating Holders” means, collectively, Stockholders who properly initiate a registration request under this Agreement.
(f) “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
(g) “Majority Owner” means any Person owning greater than fifty percent (50%) of the Equity Securities.
(h) “New Securities” For purposes of this Agreement, the term “New Securities” shall mean, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities approved in accordance with this Agreement, provided that, the term “New Securities” shall exclude any such equity securities, rights, options, warrants or other securities (i) outstanding as of the date of this Agreement, (ii) up to an aggregate number of 225,000 shares of Common Stock granted or issued (or reserved for issuance) to officers, directors, employees and consultants of the Company pursuant to any Company stock plan or other employee stock option or similar equity incentive plan adopted by the Board, (iii) options, warrants or other rights to issue shares of Common Stock issued in compliance with the terms of this Agreement, (iv) issued or issuable upon conversion of the Series A Preferred Stock, (v) issued in connection with an IPO approved in accordance with this Agreement, (vi) issued as a dividend or distribution on any shares of capital stock of the Company approved in accordance with this Agreement, or (vii) issued to banks pursuant to a debt financing approved in accordance with this Agreement.
(i) “Parties” For purposes of this Agreement, the term “Parties” shall mean the Company, the Common Holders and the Series A Holders.
(j) “Person” For the purpose of this Agreement, the term “Person” shall mean any individual, firm, corporation, partnership, trust, limited liability company, association or other entity.
(k) “Registrable Securities” means (i) any Common Stock issued upon conversion of the Series A Preferred Stock, (ii) any Common Stock issued to the Stockholders, (iii) any other Common Stock issued or issuable upon conversion of, or otherwise with respect to, the securities referred to-in clause (i) and (ii) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of Common Stock held by Persons holding securities described in clauses (i) through (iii) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act, or when and so long as they are saleable to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

(l) “SEC” means the Securities and Exchange Commission.
(m) “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.
(n) “Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, limited partnership or other entity of which more than fifty percent (50%) of the outstanding shares of capital stock or other equity interests having general voting power under ordinary circumstances to elect a majority of the board of directors or other governing body of such entity, irrespective of whether or not at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, are at the time directly or indirectly owned by such Person. Unless otherwise specified, the term Subsidiary shall refer to a Subsidiary of the Company and shall include without limitation Timios, Inc. and Default Servicing U.S.A., Inc.
(o) “Transfer” For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.
2. Rights of First Offer; Permitted Transfers; Transfers by Departing Management Stockholders.
2.1 Rights of Offer.
(a) Transfer Notice. If at any time a Stockholder proposes to Transfer Equity Securities other than pursuant to Sections 2.3 and 2.4 (an “Offering Stockholder”), then the Offering Stockholder shall promptly give the Company and each other Stockholder written notice of the Offering Stockholder’s intention to make the Transfer (the “Transfer Notice”). The Transfer Notice shall include (i) a statement as to the Offering Stockholder’s bona fide intention to Transfer Equity Securities, (ii) a description of the Equity Securities (including the number of Equity Securities) to be transferred (“Offered Shares”) and (iii) the material terms and conditions (including the purchase price) upon which the proposed Transfer is to be made. In the event that the Transfer is being made pursuant to the provisions of Section 2.3, the Transfer Notice shall state under which specific subsection the Transfer is being made.
(b) Company’s Right of First Offer. The Company shall have an option for a period of 15 days from Delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and purchase all, but not less than all, of the Offered Shares by notifying the Offering Stockholder in writing before expiration of such 15-day period. If the Company gives the Offering Stockholder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than 60 days after Delivery to the Company of the Transfer Notice. If the Company fails to purchase any or all of the Offered Shares by exercising the option granted in this Section 2.1(b) within the period provided, the remaining Offered Shares shall be subject to the options granted to the Stockholders (other than the Offering Stockholder) pursuant to Section 2.1(d).

(c) Additional Transfer Notice. Subject to the Company’s option set forth in Section 2.1(b), if at any time the Offering Stockholder proposes a Transfer, then, within five days after the Company has declined to purchase all of the Offered Shares or the Company’s option to so purchase the Offered Shares has expired, the Offering Stockholder shall give each Stockholder an “Additional Transfer Notice” that shall include all of the information required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase (the “Remaining Shares”) and briefly describe such Stockholders’ right of first offer with respect to the proposed Transfer.
(d) Stockholders’ Right of First Offer.
(i) Each Stockholder (other than the Offering Stockholder) shall have an option for a period of 15 days from the Delivery of the Additional Transfer Notice from the Offering Stockholder set forth in Section 2.1(c) to elect to purchase its respective pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each such Stockholder may exercise such purchase option and purchase all but not less than all, of his, her or its pro rata share of the Remaining Shares (a “Participating Holder” for the purposes of this Section 2.1(d)), by notifying the Offering Stockholder and the Company in writing, before expiration of the 15-day period. Each such Stockholder’s pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, the numerator of which shall be the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of preferred stock of the Company) owned by such Stockholder on the date of the Transfer Notice and the denominator of which shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of preferred stock of the Company) held by all Stockholders (other than the Offering Stockholder) on the date of the Transfer Notice.
(ii) In the event any such Stockholder elects not to purchase its pro rata share of the Remaining Shares available pursuant to its option under Section 2.1(d)(i) within the time period set forth therein, then the Offering Stockholder shall promptly give written notice (the “Overallotment Notice”) to each Participating Holder that has elected to purchase all of its pro rata share of the Remaining Shares (each a “Fully Participating Holder”), which notice shall set forth the number of Remaining Shares not purchased by the other Stockholders, and shall offer the Fully Participating Holders the right to acquire the unsubscribed shares. Each Fully Participating Holder shall have five days after Delivery of the Overallotment Notice to deliver a written notice to the Offering Stockholder (the “Participating Holders Overallotment Notice”) of its election to purchase its pro rata share of the unsubscribed shares on the same terms and conditions as set forth in the Additional Transfer Notice and indicating the maximum number of the unsubscribed shares that it will purchase in the event that any other Fully Participating Holder elects not to purchase its pro rata share of the unsubscribed shares. For purposes of this Section 2.1(d)(ii), the numerator shall be the same as that used in Section 2.1(d)(i)

above and the denominator shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of preferred stock of the Company) owned by all Fully Participating Holders on the date of the Transfer Notice. Each Participating Holder shall be entitled to apportion Remaining Shares to be purchased among its partners and Affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund); provided that such Participating Holder notifies the Offering Stockholder of such allocation.
(iii) The Participating Holders shall effect the purchase of the Remaining Shares with payment by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than 90 days after Delivery to the Company of the Transfer Notice.
2.2 Non-Exercise of Rights. To the extent that the Company and the Stockholders have not exercised their rights to purchase the Offered Shares or the Remaining Shares within the time periods specified in Section 2.1, the Offering Stockholder shall have a period of 90 days from the expiration of such rights in which to sell the Offered Shares or the Remaining Shares, as the case may be, upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice, to a third-party transferee(s), provided that, as a condition to such Transfer, the third-party transferee(s), prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Common Holder or Series A Holder, as applicable, under this Agreement with respect to the Offered Shares and the Remaining Shares, as the case may be. In the event Offering Stockholder does not consummate the sale or disposition of the Offered Shares and Remaining Shares within the 90-day period from the expiration of these rights, the Company’s and the Stockholders’ first offer rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Offering Stockholder until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company and the Stockholders under this Section 2 to purchase Equity Securities from the Offering Stockholder shall not adversely affect their rights to make subsequent purchases from the Offering Stockholder of Equity Securities.
2.3 Limitations to Rights of Offer. Notwithstanding the provisions of Section 2.1 of this Agreement, the first offer rights of the Company and the Stockholders shall not apply to the Transfer of Equity Securities to any other Stockholder, any spouse or member of a Stockholder’s immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Stockholder’s spouse or members of the Stockholder’s immediate family, or to a trust for the Stockholder’s own self, or a charitable remainder trust, or to an Affiliate or partner of such Stockholder (collectively, “Permitted Transferees”) or to a Transfer pursuant to Section 2.4; provided, however, that in the event of any Transfer to a Permitted Transferee, (i) the Stockholder shall inform the Company and the other Stockholders of such Transfer prior to effecting it and (ii) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Stockholder under this Agreement with respect to the transferred Equity Securities. Such transferred Equity Securities shall remain “Equity Securities” hereunder, and such pledgee, transferee or donee shall be treated as the “Stockholder” for purposes of this Agreement.

2.4 Transfers by Departing Management Stockholders.
(a) If any Stockholder who is serving as an officer or director or is otherwise employed by the Company or a Subsidiary (a “Management Stockholder”) is no longer serving in such capacity for any reason whatsoever (such Management Stockholder being referred to as a “Departing Management Stockholder”), the Company shall have the right, but not the obligation, to purchase all or any portion (but, if only a portion is purchased, not more than 95%) of the Equity Securities owned by the Departing Management Stockholder and any of his or her Permitted Transferees (collectively, the “Departing Management Stockholder’s Shares”), at the Appraised Value (as defined below) thereof, provided, that, the Company gives notice of its election to do so to the Departing Management Stockholder and any of his or her Permitted Transferees who are Stockholders, within 90 days after the later to occur of (i) the effective date of the Departing Management Stockholder’s separation date and (ii) the date upon which the Appraised Value of the Departing Management Stockholder’s Shares is finally determined.
(b) If the Company does not elect to purchase, in the aggregate, all of the Departing Management Stockholder’s Shares as provided in Section 2.4(a), then, at its sole option, the Company may within 30 days of the effective date of the notice referred to in Section 2.4(a), either (i) designate another person(s) or entity or entities (for purposes of this Section 2.4, each a “Designated Offeree”), who shall then be entitled to purchase all or a portion (but, if only a portion is purchased, not more than 95%) of the Departing Management Stockholder’s Shares which the Company shall not have exercised its right to purchase, or (ii) elect not to designate any such Designated Offeree, by giving written notice of same to the Departing Management Stockholder and each such Designated Offeree, if any. Such notice shall include the Appraised Value and shall specify the number of Departing Management Stockholder’s Shares each Designated Offeree, if any, may purchase. Each Designated Offeree, if any, shall then have the right, but not the obligation, to purchase at the Appraised Value therefor, all or a portion of the number of the Departing Management Stockholder’s Shares designated in the applicable notice delivered to him or her; provided, that, within ten (10) days of the aforementioned notice, such Designated Offeree gives written notice to the Company and Departing Management Stockholder of his or her intention to purchase such Departing Management Stockholder’s Shares.
(c) If the Company and the Designated Offerees, if any, elect not to purchase all of the Departing Management Stockholder’s Shares pursuant to this Section 2.4, then any of such Equity Securities not so purchased shall continue to be held by the Departing Management Stockholder subject to the terms and conditions of this Agreement (including, without limitation, the terms and conditions relating to the Transfer thereof).
(d) “Appraised Value” shall mean the fair market value of the subject Departing Management Stockholder’s Shares as mutually determined by the owner of the Departing Management Stockholder’s Shares and the Company, or in the event that they cannot agree within 30 days after notice by either such Departing Management Stockholder and the Company to the other of such party’s desire to determine the Appraised Value, then as determined by an investment banking firm to be chosen by mutual agreement of the owner of the Departing Management Stockholder’s Shares and the Company, which firm shall have experience in valuing businesses similar to the business in which the Company is engaged. The expenses of an investment banking firm shall be borne equally by the owner of the Departing Management Stockholder’s Shares and the Company.

(e) If the Company elects to purchase the Departing Management Stockholder’s Shares pursuant to Section 2.4(a), then the Company may, at its option, purchase such Departing Management Stockholder’s Shares by a promissory note in favor of such Departing Management Stockholder having a three-year term, bearing interest at an annual rate of 6%, with principal and interest payable in equal quarterly installments.
(f) Notwithstanding the provisions of this Section 2.4 or any other provision of this Agreement, the Company may not exercise its option to purchase all or any portion of the Departing Management Stockholder’s Shares pursuant to this Section 2.4 or any Stockholder’s Equity Securities pursuant to any other provision of this Agreement unless the Company has legally sufficient surplus to consummate such purchase. If the Company shall not have sufficient surplus to permit it lawfully to purchase all of the Equity Securities owned by a Stockholder or a Departing Management Stockholder’s Shares, which it has elected to purchase pursuant to this Agreement, the Stockholders shall promptly take such measures to vote their respective Equity Securities to reduce the capital of the Company, to revalue the Company’s assets or to take such other steps as may be appropriate or necessary in order to enable the Company to lawfully purchase and pay for the Equity Securities which the Company is entitled to purchase, including, without limitation, obtaining an up-to-date appraisal of the assets of the Company.
3. Participation Rights.
3.1 Series A Holders.
(a) Subject to the provisions of this Section 3.1, each Series A Holder shall have the right to purchase such Series A Holder’s Pro Rata Share (as determined pursuant to Section 3.1(e) below) of any New Securities, other than Junior Offered Equity Securities (which is governed by Section 3.2 hereof), that the Company may, from time to time, propose to sell and issue (“Offered Equity Securities”).
(b) In the event the Company proposes to undertake an issuance of Offered Equity Securities, it shall give each Series A Holder written notice (a “Participation Notice”) of such proposed issuance at least 20 days prior to such proposed issuance, describing the type of Offered Equity Securities, the price, the proposed closing date of the offering thereof, and the general terms upon which the Company proposes to issue the same.
(c) Each Series A Holder shall be entitled to purchase the Offered Equity Securities for the price and upon substantially similar terms specified in the Participation Notice (and, in any case, at a price and upon substantially similar terms no less favorable than those of the other purchasers in such offering), by giving written notice to the Company of such election (which notice of election shall specify the maximum amount of the Offered Equity Securities which such holder elects to purchase), within 10 days after receiving the Participation Notice from the Company.

(d) The time and place of the closing of such purchase shall be the closing date of the offering specified in the Participation Notice or any extended closing date thereof.
(e) For purposes of this Section 3.1, each Series A Holder’s “Pro Rata Share” of the Offered Equity Securities shall be equal to a fraction, (i) the numerator of which is the number of shares of Series A Preferred Stock then owned by such Series A Holder, and (ii) the denominator of which is the total number of shares of Series A Preferred Stock outstanding immediately prior to such issuance of Offered Equity Securities.
(f) In the event the Stockholders do not elect to purchase all of the Offered Equity Securities specified in the Junior Participation Notice, the Company may sell or issue such Junior Offered Equity Securities for a period of one hundred twenty (120) days after the 10 day period set forth in Section 3.2(d) above at a price and on economic terms no less favorable than set forth in the Participation Notice. Any such Junior Offered Equity Securities not so issued or sold will thereafter again be subject to the participation rights set forth in this Section 3.
3.2 All Stockholders.
(a) Subject to the provisions of this Section 3.2, each Common Holder and each Series A Holder shall have the right to purchase such Stockholder’s Pro Rata Share (as determined pursuant to Section 3.2(e) below) of any New Securities, other than any New Securities that include any Series A Preferred Stock or any class or series of stock senior to the Common Stock, that the Company may, from time to time, propose to sell and issue (“Junior Offered Equity Securities”).
(b) In the event the Company proposes to undertake an issuance of Junior Offered Equity Securities, it shall give each Stockholder written notice (a “Junior Participation Notice”) of such proposed issuance at least 20 days prior to such proposed issuance, describing the type of Junior Offered Equity Securities, the price, the proposed closing date of the offering thereof, and the general terms upon which the Company proposes to issue the same.
(c) Each Stockholder shall be entitled to purchase the Junior Offered Equity Securities for the price and upon substantially similar terms specified in the Participation Notice (and, in any case, at a price and upon substantially similar terms no less favorable than those of the other purchasers in such offering), by giving written notice to the Company of such election (which notice of election shall specify the maximum amount of the Junior Offered Equity Securities which such holder elects to purchase), within 10 days after receiving the Junior Participation Notice from the Company.
(d) The time and place of the closing of such purchase shall be the closing date of the offering specified in the Junior Participation Notice or any extended closing date thereof.

(e) For purposes of this Section 3.2, each Stockholder’s “Pro Rata Share” of the Junior Offered Equity Securities shall be equal to a fraction, (i) the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of preferred stock of the Company) then owned by such Stockholder, and (ii) the denominator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of preferred stock of the Company) outstanding immediately prior to such issuance of Offered Equity Securities.
(f) In the event the Stockholders do not elect to purchase all of the Junior Offered Equity Securities specified in the Junior Participation Notice, the Company may sell or issue such Junior Offered Equity Securities for a period of one hundred twenty (120) days after the 10 day period set forth in Section 3.2(d) above at a price and on economic terms no less favorable than set forth in the Participation Notice. Any such Junior Offered Equity Securities not so issued or sold will thereafter again be subject to the participation rights set forth in this Section 3.
4. Assignments and Transfers; No Third-Party Beneficiaries.
4.1 This Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Stockholders hereunder are only assignable (i) to any other Stockholder, (ii) to a partner or Affiliate of such Stockholder, (iii) to an assignee or transferee who acquires all of the Equity Securities held by a particular Stockholder or (iv) any Permitted Transferee.
4.2 Any successor or permitted assignee of any Stockholder including any third-party transferees who purchase Equity Securities in accordance with the terms hereof, shall deliver to the Company and the Stockholders, as a condition to any Transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm his, her or its agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.
5. Voting Provisions.
5.1 Voting Provisions Regarding Board of Directors.
(a) Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Equity Securities owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board of Directors of the Company (the “Board”) shall be set and remain at three (3) directors and may be increased or decreased only with the written consent of Series A Holders representing at least eighty one percent (81%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock.
(b) Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Equity Securities owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, (a) two (2) persons designated by Fiducia Holdings LLC (“Fiducia Holdings”), (b) one (1) person designated by the Management Stockholder owning the largest number of shares of the Company at the time of such appointment. The directors shall initially be: C. Thomas McMillen, Michael T. Brigante and Trevor Stoffer.

(c) Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director(s) previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.
(d) Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Equity Securities owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Sections 5.1(b) or 5.1(c) of this Agreement may be removed from office unless such removal is directed or approved by any party or group entitled under this Section 5.1 to designate that director; (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 5.1(b) or 5.1(c) shall be filled pursuant to the provisions of this Section 5; and (iii) upon the request of any party or group entitled to designate a director as provided in this Section 5.1 to remove such director, such director shall be removed. All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees, at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.
(e) No Liability for Election of Recommended Directors. No Stockholder shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, and no Stockholder shall have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.
(f) Board of Directors of Subsidiaries. The Board of Directors of all Subsidiaries of the Company, from time to time, shall be identical to the Board of Directors of the Company.
5.2 Drag Along Rights.
(a) Definitions. A “Sale of the Company” shall mean: (a) a transaction or series of related transactions on an arms-length basis in which a Person, or a group of related Persons, who are independent third parties, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); (b) a merger, consolidation, share exchange, reorganization or recapitalization involving an independent third party and the Company on an arms-length basis which results in the stockholders of the Company immediately prior to such transaction or series of related transactions ceasing to hold more than fifty percent (50%) of the outstanding voting power of the Company or the surviving entity following such transaction or series of related transactions, or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company, in any case, in a single transaction or series of related transactions on an arms-length basis to an independent third party. For the avoidance of doubt and without limiting the foregoing, any Transfer of Equity Securities to any Permitted Transferee shall not trigger the drag-along rights set forth in this Section 5.2.

(b) Actions to be Taken. In the event that the Board and the holders of eighty one percent (81%) of the voting power of the outstanding capital stock of the Company (the “Selling Stockholders”), approve a Sale of the Company in writing, specifying that this Section 5.2 shall apply to such transaction, then each Stockholder hereby agrees:
(i) if such transaction requires stockholder approval, with respect to all Equity Securities that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Equity Securities in favor of, and adopt, such Sale of the Company (together with any related amendment to the Certificate of Incorporation of the Company required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could delay or impair the ability of the Company to consummate such Sale of the Company;
(ii) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Stockholders to the Person to whom the Selling Stockholders propose to sell their Equity Securities, and, except as permitted in Section 5.2(c) below, on the same terms and conditions as the Selling Stockholders;
(iii) Subject to Section 5.2(c), below to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Stockholders in order to carry out the terms and provision of this Section 5.2, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;
(iv) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Equity Securities of the Company owned by such party or Affiliate in a voting trust or subject any Equity Securities to any arrangement or agreement with respect to the voting of such Equity Securities, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;
(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and
(vi) if the consideration to be paid in exchange for the Equity Securities pursuant to this Section 5.2 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Equity Securities which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Equity Securities.

(c) Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Section 5.2(b) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:
(i) subject to the considerations set forth in Section 5.2(b)(vi) above, upon the consummation of the Proposed Sale, (A) each Stockholder will receive the same form of consideration for their shares as is received by other Stockholders holding the same type of security, (B) each Stockholder will receive the same amount of consideration per share of Common Stock or Series A Preferred Stock as is received by other Stockholders in respect of their shares of Common Stock or Series A Preferred Stock, as applicable, and (C) the aggregate consideration receivable by all holders of capital stock of the Company shall be allocated among such holders on the basis of the relative liquidation preferences to which such holders are entitled to under the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale;
(ii) subject to clause (c)(i) above, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; provided, however, that nothing in this Section 5.2(c)(ii) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders;
(iii) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Equity Securities, including but not limited to representations and warranties that (A) the Stockholder holds all right, title and interest in and to the Equity Securities such Stockholder purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency; and
(iv) the liability for indemnification, if any, of such Stockholder in the Proposed Sale is limited to the lesser of (A) his, her or its pro rata portion of the indemnification amount payable and (B) the net amount of proceeds received by such Stockholder in connection with such Proposed Sale.

5.3 Tag Along Rights.
(a) In the event that any Majority Owner, whether alone or with any other Stockholder (such holder or group of holders, the “Transferring Stockholder”), desires to Transfer either (i) in excess of fifty percent (50%) of the Equity Securities originally held by it (or them) or (ii) a number of Equity Securities resulting in the Majority Owner owning less than less than fifty percent (50%) of the outstanding voting power of the Company, other than Transfers to a Permitted Transferee, the Company shall give each other Stockholder written notice (a “Sale Notice”) describing the number of shares of Equity Securities to be Transferred by the Transferring Stockholders, the name of the proposed transferee, the per share purchase price and the other material terms and conditions of the proposed Transfer.
(b) Each Stockholder (other than the Transferring Stockholders) shall have the right to elect to participate on a pro rata basis in the Proposed Sale at the same price and subject to the same material terms and conditions as described in the Sales Notice (such right, a “Tag Along Right”). Each Stockholder who elects to exercise its Tag Along Right (each, a “Tag Along Stockholder”) must give the Company written notice (“Tag Along Notice”) stating its election to do so and specifying the number of shares of its Equity Securities it would like to include in the Proposed Sale within 15 days upon receiving the Sale Notice.
(c) Each Tag Along Stockholder may include in the Proposed Sale all or any part of such Tag Along Stockholder’s Equity Securities equal to a fraction of the aggregate number of shares of Equity Securities subject to the Proposed Sale as described in the Sale Notice, the numerator of which shall be the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock of the Company) owned by the Transferring Stockholder on the date of the Sale Notice, and the denominator of which shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock of the Company) held by all Stockholders who elect to exercise their tag-along rights, including the Transferring Stockholder.
(d) The Selling Stockholders shall use commercially reasonable efforts to include in the proposed Transfer all of the shares of Equity Securities that the Tag Along Stockholders have requested to have included, it being understood that the proposed transferee shall not be required to purchase shares of Equity Securities in excess of the number set forth in the Sale Notice. In the event the proposed transferee elects to purchase less than all of the shares of Equity Securities sought to be sold by the Tag Along Stockholders, the number of shares to be sold to the proposed transferee by each Selling Stockholder and each Tag Along Stockholder shall be reduced so that each such Stockholder is entitled to sell its pro rata portion of the number of shares of Equity Securities the proposed transferee elects to purchase.
(e) The Tag Along Stockholders hereby agree to take such applicable actions set forth in Section 5.2(b), subject to the exceptions set forth in Section 5.2(c).

5.4 Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Equity Securities owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of preferred stock of the Company outstanding at any given time.
5.5 Required Stockholders’ Approval. The following actions must be approved by the Stockholders holding Series A Preferred Stock representing at least eighty one percent (81%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock:
(a) The incurrence of any debt by the Company or any Subsidiary in excess of $50,000 in one or more transactions, excepting the Company’s accessing its credit facility, if any;
(b) The hiring of any officers or the hiring of any employee for the Company or its Subsidiaries whose annual salary exceeds $100,000;
(c) The purchase or other acquisition by the Company or its Subsidiaries of all or substantially all of the stock or assets of any other entity;
(d) A Sale of the Company;
(e) A Sale of any Subsidiary (defined below);
(f) The declaration or payment of any dividends (other than the stated dividends on Series A Preferred Stock);
(g) The issuance of any equity securities of the Company or any of its Subsidiaries;
(h) The grant of any options, warrants or other rights to any Person or to directors, employees or consultants of the Company to purchase any Equity Securities;
(i) The redemption or repurchase by the Company of any equity securities of the Company or any Subsidiary;
(j) The amendment or modification of (i) the Company’s Certificate of Incorporation or Bylaws, or (ii) any Subsidiary’s Certificate of Incorporation or Bylaws;
(k) The granting of a security interest, lien or other encumbrance on any assets of the Company or any of its Subsidiaries, other than purchase money security interests incurred in the ordinary course of business;
(l) Any voluntary or involuntary liquidation, dissolution or winding up of the Company or “Deemed Liquidation Event” (as defined in the Company’s Certificate of Incorporation);

(m) Any voluntary or involuntary liquidation, dissolution or winding up of any Subsidiary of the Company;
(n) Any transaction between the Company or any Subsidiary, on one hand, and HSCC and/or any of its Affiliates, on the other hand;
(o) Any transaction between the Company or any Subsidiaries, on the one hand, and any of its officers, directors, stockholders, or Affiliates of any stockholders, on the other hand, excepting any employment agreement made in the ordinary course of business that is not covered by Section 5.5(b);
(p) The conduct of any business other than in the ordinary course of business of the Company or any Subsidiary consistent with past custom and practice of the Company;
(q) an IPO;
(r) The formation of any Subsidiary or establishment of any joint venture, strategic partnership or other form of business entity; or
(s) The making of any capital expenditure by the Company or any Subsidiary in excess of $25,000, except as contemplated by the Company’s or the applicable Subsidiary’s annual budget.
“Sale of Subsidiary” shall mean: (a) a transaction or series of related transactions on an arms-length basis in which a Person, or a group of related Persons, who are independent third parties, acquires from stockholders of such Subsidiary shares representing more than fifty percent (50%) of the outstanding voting power of the applicable Subsidiary (a “Subsidiary Stock Sale”); (b) a merger, consolidation, share exchange, reorganization or recapitalization involving an independent third party and such Subsidiary on an arms-length basis which results in the stockholders of such Subsidiary immediately prior to such transaction or series of related transactions ceasing to hold more than fifty percent (50%) of the outstanding voting power of such Subsidiary or the surviving entity following such transaction or series of related transactions, or (c) a sale, lease or other disposition of all or substantially all of the assets of such Subsidiary, in any case, in a single transaction or series of related transactions on an arms-length basis to an independent third party.
6. Registration Rights.
6.1 Demand Registration.
(a) Form S-1 Demand Registration. Beginning upon the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the registration statement for the IPO, the Company receives a request from the holders of at least fifteen percent (15%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least fifteen percent (15%) of the Registrable Securities then outstanding, having the anticipated offering price of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Stockholders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form Form —S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Stockholders, as specified by notice given by each such Stockholder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 6.1(c) and 6.3.

(b) Form S-3 Demand Registration. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the holders of at least fifteen (15%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such holders having an anticipated aggregate offering price of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a notice to all other holders of Registrable Securities; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by such holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other holders of Registrable Securities, as specified by notice given by each such holder to the Company within twenty (20) days of the date such notice is given, and in each case, subject to the limitations of Sections 6.1(c) and 6.3.
(c) Notwithstanding the foregoing obligations, if the Company furnishes to such holders requesting a registration pursuant to this Section 6.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.
(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 6.1(a) (i) if it delivers notice to the Stockholders within thirty (30) days of any registration request of its intent to file a registration statement for a public offering within ninety (90) days; (ii) during the period that is one hundred eighty (180) days after commencing a Company-initiated registration; (iii) after the Company has effected two (2) registrations pursuant to Section 6.1(a); or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 6.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 6.1(b) if the Company has effected two (2) registrations pursuant to Section 6.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 6.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration (other than as a result of a material adverse change to the Company), elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 6.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 6.1(d).

6.2 Piggyback Registration Rights.
(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty-five (25) days after the receipt of the Company’s notice. Upon such request, the Company shall, subject to the provisions of Section 6.3, cause to be registered all of the Registrable Securities that each such Stockholder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 6.2 before the effective date of such registration, whether or not any Stockholder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 6.6.
6.3 Underwriting Requirements.
If, pursuant to Section 6.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 6.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Stockholder to include such Stockholder’s Registrable Securities in such registration shall be conditioned upon such Stockholder’s participation in such underwriting and the inclusion of such Stockholder’s Registrable Securities in the underwriting to the extent provided herein. All Stockholders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 6.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 6.3, if the managing underwriter(s) advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Stockholders that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Stockholders, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each, or in such other proportion as shall mutually be agreed to by all such selling Stockholders; provided, however, that the number of Registrable Securities held by the Stockholders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Stockholder to the nearest 100 shares.

In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 6.2, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Stockholders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by Stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Stockholders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Stockholder or in such other proportions as shall mutually be agreed to by all such selling Stockholders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Stockholder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Stockholders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 6.3(b) concerning apportionment, for any selling Stockholder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Stockholder, or the estates and immediate family of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Stockholder,” and any pro rata reduction with respect to such “selling Stockholder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Stockholder,” as defined in this sentence.
For purposes of Section 6.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 6.3(a) and (b), less than the total number of Registrable Securities that Stockholders have requested to be included in such registration statement are actually included.

6.4 Registration Procedures. Whenever required under this Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Stockholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c) furnish to the selling Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Stockholders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Stockholders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Stockholders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Stockholders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i) notify each selling Stockholder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j) after such registration statement becomes effective, notify each selling Stockholder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
6.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 with respect to the Registrable Securities of any selling Stockholder that such Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Stockholder’s Registrable Securities
6.6 Expenses of Registration. All expenses incurred in connection with registrations, filings, or qualifications pursuant to this Section 6, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Securities, shall be borne and paid by the Company. For the avoidance of doubt, each of the selling holders of Registrable Securities shall be responsible for any underwriting discounts and commissions payable with respect to the Registrable Securities sold by such holder in the offering.
6.7 Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.
6.8 Indemnification by the Company. If any Registrable Securities are included in a registration statement under this Section 6, the Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, and the partners, members, officers, directors employees and agents of each such holder; and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by (i) any breach of this Section 6 by the Company, (ii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under such law, or (iii) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to the Registrable Securities or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

6.9 Indemnification by the Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from (i) any breach of this Section 6 by such holder or (ii) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to the Registrable Securities or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify shall be individual, not joint and several, for each holder, and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
6.10 Procedure for Indemnification. Any Person entitled to indemnification under this Section 6 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party so long as such defense is being pursued prudently and in good faith. The indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume, or fails to properly prosecute, the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In addition, the indemnified parties may participate in such defense and the parties shall cooperate in such defense.

6.11 Contribution. If the indemnification provided in this Section 6 is held by the court of competent jurisdiction to be unavailable to an indemnified party with respect to any, loss, claim, damage, liability or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission, to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
6.12 Conflict; Termination.
(a) Notwithstanding anything in this Section 6 to the contrary, to the extent that the indemnification and contribution provisions contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(b) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and holders of Registrable Securities under Sections 6.6, 6.9, 6.10, 6.11 and 6.12 shall survive the completion of any offering of Registrable Securities in a registration under Section 6, and otherwise shall survive the termination of this Agreement.
6.13 Reports Under Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;
(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c) furnish to any such holder, so long as such holder owns any Registrable Securities and has notified Company that it wishes to sell its Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any such holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

6.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of eighty-one percent (81%) of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Stockholders that are included or (ii) to demand registration of any securities held by such holder or prospective holder.
6.15 “Market Stand-off” Agreement. Each Stockholder hereby agrees that he, she or it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Stockholder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 6.16 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Stockholders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6.16 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6.16 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Stockholders subject to such agreements, based on the number of shares subject to such agreements.

7. Restrictions on Transfer; Legend.
7.1 Restrictions on Transfer. The shares of Common Stock and Series A Preferred Stock held by the Stockholders shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Stockholder will cause any proposed purchaser, pledgee, or transferee of the shares of Common Stock and/or Series A Preferred Stock held by such Stockholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement
7.2 Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by a Stockholder shall bear the following legend upon its face:
“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”
“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS’ AGREEMENT BY AND AMONG THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
7.3 Additional Restrictions on Transfer. Without limiting any of the other terms and conditions set forth in this Agreement, before any proposed sale, pledge, or transfer of any shares of Common Stock or Series A Preferred Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the holder thereof shall give notice to the Company of such holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such shares of Common Stock or Series A Preferred Stock without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the shares of Common Stock or Series A Preferred Stock held by such holder may be effected without registration under the Securities Act, whereupon the holder of such shares of Common Stock or Series A Preferred Stock shall be entitled to sell, pledge, or transfer such shares in accordance with the terms of the notice given by the holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such holder distributes such shares of Common Stock or Series A Preferred Stock to an Affiliate of such holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 7.3. Each certificate or instrument evidencing the shares of Common Stock or Series A Preferred Stock transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 7.2, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

8. Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which a Stockholder is entitled by reason of such Stockholder’s ownership of Equity Securities shall be immediately subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.
9. Insurance. The Company shall purchase and maintain insurance, with an annual policy limit of at least $3 million, on behalf of any Person who is an officer or director of the Company or a Subsidiary of the Company, against any liability asserted against the Person and incurred by the Person in any capacity, or arising out of the Person’s status as such, whether or not the Company would have the power to indemnify the Person against the liability pursuant to the Certificate of Incorporation of the Company or the applicable Subsidiary. In the case of each such policy, the policy shall provide that it may not be canceled unless the insurance carrier gives at least thirty (30) days’ prior written notice to the Stockholders and shall be in form and substance reasonably satisfactory to eighty one percent (81%) of the Stockholders.
10. Restrictive Covenants.
10.1 Confidentiality. Each Stockholder recognizes and acknowledges that he or she may receive certain confidential and proprietary information and trade secrets of the Company and its Affiliates, including but not limited to business opportunities being pursued by the Company or its Affiliates (“Confidential Information”). Each Stockholder (on behalf of himself, herself and his or her agents) shall not, during or after the term of this Agreement, whether through an affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to the Board, employees and consultants of the Company or its Affiliates and as otherwise may be proper in the course of performing duties or obligations on behalf of the Company; (ii) to such Stockholder’s auditors, attorneys, or other agents; provided, however, that such parties agree to be bound by the provisions of this Section 10.1; or (iii) as is required to be disclosed by order of a court of competent jurisdiction, administrative body, or governmental body, or by subpoena, summons, or legal process, or by law, rule, or regulation; provided, however, that the Stockholder required to make such disclosure shall provide to the Company prompt advance written notice of such disclosure. For purposes of this Section 10.1, Confidential Information shall not, with respect to any Person, include any information which (A) is or becomes in the public domain except by violation of the foregoing restrictions; (B) such Stockholder (or his or her Affiliates) became aware prior to his or her receipt from the Company; (C) Information which can be shown to have been acquired after disclosure from a third party who did not receive it directly or indirectly from the Company of any of its Affiliates and who did not require that such information be held in confidence; (D) information which can be shown by written documentation to have been independently developed by such Person and (E) information required to be disclosed by applicable law or which must reasonably be disclosed to enforce the terms of this Agreement. Nothing in this Section 8.1 shall in any way limit or otherwise modify any confidentiality covenants entered into by any employee, consultant, agent or independent contractor of the Company pursuant to any employment agreement or any other agreement entered into with the Company or its Affiliates. Notwithstanding the foregoing, this Section 10.1 shall in no way limit the rights of any Person from making any notices, filings, disclosures, releases, or other public statements to the extent required by applicable law (including, without limitation the Securities Act and the Exchange Act) or any listing agreement with any national securities exchange.

10.2 Non-Solicitation; Non-Competition.
(a) For so long as a Stockholder owns any of the Equity Securities, the Stockholder shall not own any interest in, manage, control, participate in, consult, render services, organize, plan to organize, or in any other manner engage, or make any representation to engage, in any activity or business competitive with the Business anywhere in the world (a “Competitive Activity”), unless otherwise agreed to by holders of at least eight one percent (81%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock; provided, however, that the ownership by any Stockholder of not more than 5% of the outstanding securities of any public company engaged in the Business shall not, by itself, constitute a breach of this Section 10.2 by any Stockholder. The “Business” means real estate and mortgage services.
(b) (i) With respect to any Management Stockholder, during the period such Management Stockholder is employed by the Company and for a period of six (6) months from the date of termination of employment of such Departing Management Stockholder, or (ii) with respect to any other Stockholder, during the period of ownership of any Equity Securities and for a period six (6) months after the date such Stockholder no longer owns any Equity Securities, such Stockholder (on behalf of itself, himself or herself) shall not, directly or indirectly, whether through an Affiliate or otherwise:
(i) (A) solicit, aid or induce any employee of, or consultant to, the Company or any Subsidiary to leave the Company or such Subsidiary in order to accept employment with or render services for any other Person, or (B) accept for employment or other retention any individual who has, within the preceding twenty-four (24) months, been an employee of, or consultant to, the Company or any Subsidiary; or
(ii) contact, solicit, entice or induce any customer, supplier, vendor or other party to seek, obtain or utilize services from a Competitive Business.
(c) Nothing in this Section 10.2 is intended to or shall be deemed to reduce any of the fiduciary obligations, if any, owed by a Stockholder to Company or any Subsidiary as an officer or director or otherwise.

10.3 Scope of Restriction.
(a) Each Stockholder agrees that the scope and time periods contained in this Article 10 have been carefully considered and specifically agreed to as being reasonable and necessary. If any Stockholder shall at any time breach, violate or fail to comply fully with any of the terms, provisions or conditions of this Article 10, the Company or the Stockholders, as applicable, shall be entitled to seek equitable relief by way of injunction (in addition to, but not in substitution for, any and all other relief to which the Company or the other Shareholders may be entitled either in law or in equity) to restrain such breach or violation or to require compliance fully with the terms, provisions or conditions of this Article 10. In any such proceeding, the breaching Stockholder specifically waive any requirement of proof that any breach, violation or failure to comply fully with the terms, provisions or conditions of this Article 10 will cause irreparable injury and agree not to raise as a defense in any such proceeding any allegation that any of the provisions of this Article 10 are either unnecessary or unreasonable or that any of them illegally restrain trade or any personal rights.
(b) If a court or other body of authority and competent jurisdiction determines that the covenants contained in this Article 10 are unenforceable, in whole or in part, then the court is hereby authorized and directed to make such modifications thereto as are necessary to render said covenants enforceable to the maximum extent permitted under applicable law, that being the intention of the parties hereto.
11. Governance of Subsidiaries. Without limiting anything else contained herein, the Series A Holders representing at least eighty-one percent (81%) of the then outstanding shares of Series A Preferred Stock shall approve any amendment to any Subsidiary Certificate of Incorporation (or other governing document).
12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt (each constituting “Delivery”). All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 12). If notice is given to the Company, a copy shall also be sent to Mintz Levin Cohn Ferris Glovsky and Popeo, PC, 666 Third Avenue, New York, New York 10017, Attention: Kenneth R. Koch.
13. Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each Stockholder agrees to cooperate affirmatively with the Company, and to the extent reasonably requested by the Company, to enforce rights and obligations pursuant hereto.

14. Term. This Agreement shall terminate and be of no further force or effect upon (a) the consummation of an IPO or (b) the consummation of a Sale of the Company.
15. Entire Agreement. This Agreement (together with a Shareholder’s subscription agreement) contains the entire understanding of the parties hereto and supersedes all other agreements between or among any of the parties. This Agreement shall be interpreted under the laws of the State of Delaware without reference to Delaware conflicts of law provisions.
16. Amendments and Waivers. This Agreement may be amended in whole or in part at any time only by a written instrument setting forth such changes and signed by the Company and (a) a majority of the Common Shares and (b) at least eighty one percent (81%) of the Preferred Shares; provided, however, that no such amendment, modification or waiver shall in any material respect adversely affect the rights hereunder of any Equity Securities in a manner which discriminates or disproportionately affects such Equity Securities without the prior written consent of a majority of all of the so affected Equity Securities, which shall include without limitation, amendments to Sections 2.1, 2.2, 2.3, 3, 5.1, 5.2(c), 5.3, 5.4, 5.5, 6.8, 9, this Section 16, and any definitions affecting any of the foregoing. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each Stockholder and his, her or its successors and assigns. Notwithstanding the foregoing, (a) the consent of a Common Holder or Series A Holder shall be required for any amendment, termination or waiver that materially and adversely affects the rights of such Common Holder or Series A Holder in a manner that is materially different than, or materially disproportionate to, the adverse effect on the rights of the other Common Holders or Series A Holders, (b) Exhibits A and B hereto may be amended by the Company from time to time to join permitted transferees or assignees of any Stockholder to this Agreement and add information regarding such permitted transferees or assignees of such Stockholder without the consent of the other parties hereto and (c) this Agreement may be amended (or amended and restated) by the Company from time to time to (x) join new Stockholders to this Agreement who from time to time purchase Equity Securities (other than transferees or assignees of existing Stockholders, which is covered in the preceding clause (c)), and (y) add information relating to such new Stockholders and the issuance of Equity Securities to such new Stockholders, in each case without the consent of any other party.
17. Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
18. Attorney’s Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

19. Aggregation of Stock. All shares of capital stock of the Company held or acquired by any Affiliate of any party to this Agreement or any transferee or assignee of any party to this Agreement shall be aggregated with all shares of capital stock held by such party and its other Affiliates for the purpose of determining the availability of any rights under this Agreement.
20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
21. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any other Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
22. Headings. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.
23. Binding Effect. In addition to any restriction on transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors and permitted transferees and assigns.
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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders’ Agreement as of the date first written above.

FIDUCIA REAL ESTATE SOLUTIONS, INC.
By:
Name:
Title:

COMMON HOLDERS: FIDUCIA HOLDINGS LLC
By:
Name:
Title:

Address:

[Signature Page to Stockholders’ Agreement]

SERIES A HOLDERS:

Print Name

Signature

Title (if applicable)

Address:

[Signature Page to Stockholders’ Agreement]